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                                                                     EXHIBIT 5.1

                              Cooley Godward LLP
                             Five Palo Alto Square
                           Palo Alto, CA  94306-2155
                                (650) 843-5000
                              FAX (650) 857-0663


                                August 15, 1997

YES! Entertainment Corporation
3875 Hopyard Road, Suite 375
Pleasanton, CA 94588

     RE:  REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on August 15, 1997, in connection with the registration under the Securities Act of 1933, as amended, of 8,118,112 shares of Common Stock, par value $.001 per share (the "Securities"). We understand that the Shares are to be sold by the selling stockholders identified in the Registration Statement to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Common Stock.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Securities, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Securities, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                              Very truly yours,
                              Cooley Godward, LLP

                              /s/ Cooley Godward, LLP